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                             HILTON HOTELS CORPORATION

                              (a Delaware corporation)


                         24,000,000 shares of Common Stock

                                 PURCHASE AGREEMENT

                                                                 April __, 1998


[Underwriter to come]


Ladies and Gentlemen:

     Hilton Hotels Corporation, a Delaware corporation (the "Company"), and the Charitable Remainder Unitrust u/d/t May 8, 1989 (the "Selling Stockholder")
confirms their agreement with [                                ] (the
"Underwriter"), with respect to the sale by the Selling Stockholder and the purchase by the Underwriter, of 24,000,000 shares (the "Shares") of common stock, par value $2.50 per share, of the Company (the "Common Stock").

     The Company and the Selling Stockholder each understand that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-49179) for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such pre-effective and post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, is referred to herein as the "Registration Statement;" and the prospectus constituting a part of the Registration Statement, and the final prospectus supplement relating to the offering of the Shares, in the form first furnished to the Underwriter by the Company and the Selling Stockholder for use in connection with the offering of the Shares, are collectively referred to herein as the "Prospectus;" PROVIDED, that if any revised prospectus shall be provided to the Underwriter by the Company for use in connection with the offering of the Shares which differs from the prospectus on file (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised


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prospectus from and after the time it is first provided to the Underwriter for such use. All references to the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus supplement and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriter by the Company in reliance upon Rule 434 of the 1933 Act Regulations (the "Rule 434 Information"), and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet.
A "preliminary prospectus" shall be deemed to refer to any preliminary prospectus supplement, accompanying the prospectus filed as part of the Registration Statement, that omitted the Rule 434 Information or other information with respect to the Securities to be included upon pricing in a form of prospectus supplement filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described," "disclosed," "referred to" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.     REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.


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          At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

          The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission ("Regulation S-T").

          (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the Prospectus and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary (a) in the case of the Registration Statement, to make the statements therein not misleading or (b) in the case of the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.


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          (iv)      FINANCIAL STATEMENTS.   The consolidated financial
     statements, together with related schedules and notes, set forth or incorporated by reference in the Prospectus and the Registration Statement, comply as to form in all material respects with the requirements of the 1933 Act and fairly present the consolidated financial position of each of the Company and its consolidated subsidiaries at the respective dates indicated and the results of their respective operations and their respective cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods (except as may be indicated in the notes thereto).

          (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Subsequent to the respective dates as of which information is presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change or any development which would involve a material adverse change, in the business, results of operations, condition (financial or otherwise), or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change").

          (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the operation, ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (as hereinafter defined).

          (vii) GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the operation, ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any


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     Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

          (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the documents incorporated by reference and forming a part of the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee or director benefit plans referred to therein or pursuant to the exercise of convertible securities or options referred to documents incorporated by reference and forming a part of the Registration Statement and Prospectus or pursuant to the exercise of up to 600,000 options granted to Arthur M. Goldberg in connection with his Consulting and Employment Agreement). The shares of issued and outstanding capital stock of the Company (including, without limitation, the Shares) have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company (including, without limitation, the Shares) was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

          (x) DESCRIPTION OF THE COMMON STOCK. The Common Stock conforms in all material respects to the statements relating thereto contained in the documents incorporated by reference and forming a part of the Registration Statement and Prospectus.

          (xi)      ABSENCE OF DEFAULTS AND CONFLICTS.   The execution and
     delivery of this Agreement by the Company, the sale of the Shares, the performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, will not (1) conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company or any of the Subsidiaries, (2) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") with respect to, any obligation, bond, agreement, note, debenture, or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement, lease or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, or (3) contravene any order of any court or governmental agency, body or official having jurisdiction over the Company or any of its subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative regulation or decree or court decree applicable to the Company or any of the Subsidiaries, or any of their respective assets or properties except, in the case of clauses (2) and (3) above, for such conflicts or violations which would not, singly or in the aggregate, have a material adverse effect on the business, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").


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          (xii)     ABSENCE OF PROCEEDINGS.  There is no action, suit, or
     proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of its subsidiaries, or any of their respective assets or properties, which is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed, or which have, or which would result in, singly or in the aggregate, a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the Company's performance of its obligations pursuant to this Agreement or the transactions contemplated hereby, and to the best of the Company's knowledge, no such action, suit, or proceeding is contemplated or threatened.

          (xiii) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, other than those which would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xv) ABSENCE OF FURTHER REQUIREMENTS. No authorization, approval or consent or order of, or filing with, any court or governmental body, agency or official is necessary in connection with the transactions contemplated by this Agreement including the Nevada Gaming Commission (the "NGC"), the Nevada State Gaming Control Board ("NGCB"), the Clark County Liquor and Gaming Licensing Board ("CCLB"), the City of Reno ("Reno"), the New Jersey Casino Control Commission (the "NJC"), the Mississippi Gaming Commission (the "MGC"), the Mississippi State Tax Commission (the "MTC"), the Louisiana Gaming Control Board ("LGCB"), the Missouri Gaming Commission (the "MSGC") and the Ontario Casino Corporation ("OCC") (the NGC, NGCB, CCLB, Reno, NJC, MGC, MTC, LGCB, MSGC and OCC are hereinafter collectively referred to as the "Gaming Authorities"), except (i) such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or have been obtained and made under the 1933 Act or state securities or Blue Sky laws or regulations, (ii) such as may have been obtained under the Nevada Gaming Control Act, the New Jersey Casino Control Act, the Mississippi Gaming Control Act, the Missouri Gaming


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     Law, the Louisiana Riverboat Economic Development and Gaming Control Act,
     the Mississippi Gaming Law and the respective regulations promulgated thereunder and the Louisiana Riverboat Economic Development and Gaming Control Act (collectively, the "Gaming Laws") and (iii) for periodic information filings made by the Company and its subsidiaries as required by the Gaming Laws and the Company's Order of Registration issued by the NGCB.

          (xvi) POSSESSION OF LICENSES AND PERMITS. (i) Each of the Company and its subsidiaries and each of the persons listed under the caption "Summary Compensation Table" in the Company's Proxy Statement for the 1998 Annual Meeting of stockholders (the "Management") has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals or rights (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, including, without limitation, all such Authorizations with respect to engaging in gaming operations in the States of Nevada, Louisiana, New Jersey, Mississippi, Missouri or Ontario, Canada, if such person is required to be licensed in such jurisdictions, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except as would not have, singly or in the aggregate, a Material Adverse Effect, (ii) all such Authorizations are valid and in full force and effect, except as would not have, singly or in the aggregate, a Material Adverse Effect,
     (iii) the Company and its subsidiaries and each of the Management are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except as would not have, singly or in the aggregate, a Material Adverse Effect, and (iv) except as disclosed in or disclosed in the documents incorporated by reference and forming a part of the Registration Statement, neither the Company nor any of its subsidiaries nor any of the Management has received any notice of proceedings relating to the revocation or modification of any such Authorization and no such Authorization contains any restrictions that are materially burdensome to any of them. Neither the Company nor any of its subsidiaries has any reason to believe that any Gaming Authorities are considering modifying, limiting, conditioning, suspending, revoking or not renewing any such Authorizations of the Company, any of its subsidiaries or any of the Management or that either the Gaming Authorities or any other governmental agencies are investigating the Company or any of its subsidiaries or related parties (other than normal overseeing reviews of the Gaming Authorities incident to the gaming, riverboat or casino activities, as the case may be, of the Company and its subsidiaries). Neither the Company nor any of its subsidiaries has any reason to believe that there exists a reasonable basis for the Gaming Authorities to deny the renewal of the current casino and gaming licenses held by the Company or any of its subsidiaries.

          (xvii) TITLE TO PROPERTY. Except as would not result in a Material Adverse Effect, (i) the Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions


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     or encumbrances of any kind except such as (a) are described or referred to in the Prospectus or (b) do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; (ii) all of the leases and subleases of the Company and its subsidiaries, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and (iii) neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xviii)   INVESTMENT COMPANY ACT.  The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xix) ENVIRONMENTAL LAWS. Except as described in or in the documents incorporated by reference and forming a part of the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xx) GOVERNMENTAL ACTION. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental body, agency or official which prevents the sale of the Shares, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 3(f) hereof; no injunction, restraining


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     order, or order of any nature by any Federal or state court has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the sale of the Shares, the effectiveness of the Registration Statement, or the use of any preliminary prospectus or Prospectus in any jurisdiction referred to in Section 3(f) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official, domestic or foreign, is pending against or, to the best of the Company's knowledge threatened against, the Company or any of its subsidiaries which, if adversely determined, could interfere with or adversely affect or in any manner draw into question the validity of this Agreement and the Company has complied with every request of the Commission or any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise) in all material respects.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     (c) REPRESENTATIONS AND WARRANTIES BY THE SELLING STOCKHOLDER. The Selling Stockholder, solely in such Selling Stockholder's capacity as a Selling Stockholder, represents and warrants to the Underwriter and the Company as of the date hereof, and as of the Closing Time and agrees with the Underwriter, as follows:

          (i) GOOD AND MARKETABLE TITLE. The Selling Stockholder has good and valid title to the Shares, free and clear of all liens, encumbrances, security interests and claims whatsoever; and upon sale and delivery of, and payment for, such Shares, as provided herein, at the Closing Time, such Selling Stockholder will convey to the Underwriter good and valid title to such Shares, free and clear of all liens, encumbrances, security interests and claims whatsoever. At the Closing Time, the certificates representing the Shares will not contain any transfer restriction legends. Upon sale and delivery of, and payment for, such Shares, as provided herein, and PROVIDED that the Underwriter does not have notice of any "adverse claim" (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York), the Underwriter will be a "protected purchaser" (within the meaning of Article 8 of the Uniform Commercial Code of the State of New
     York) with respect to the Shares and will acquire the Shares free of any "adverse claim" (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York).

          (ii) AUTHORIZATION OF AGREEMENTS. The Selling Stockholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Shares. The execution and delivery of this Agreement and the sale and delivery of the Shares and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder have been duly authorized by the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares pursuant to


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     any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the organizational instrument of the Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties, except for such breaches, defaults, taxes, liens, charges, encumbrances or violations that would not have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement, or its ability to sell, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder.

          (iii) ACCURATE DISCLOSURE. The Selling Stockholder has reviewed the Registration Statement and the Prospectus, and (a) is not motivated to sell the Shares by any information with respect to the Shares, the Company or its subsidiaries not contained therein and (b) such part of the Registration Statement and the Prospectus comprising information under the caption "Selling Stockholder" which specifically relates to the Selling Stockholder will not, at the date the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, at the date of the Prospectus, and at the Closing Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (iv) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the sale of the Shares by the Selling Stockholder under this Agreement or the consummation of the transactions contemplated by this Agreement, except (x) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (y) those that if not obtained would not reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement, or its ability to sell, transfer or deliver the Shares.

          (v) ABSENCE OF MANIPULATION. The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (vi) NO VIOLATION OF REGULATION M. The Selling Stockholder has not taken any action that would violate Rule 102 of Regulation M of the 1934 Act.

          (vii) FORM W-9. In order to document the Underwriter's compliance with the reporting and withholdings provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to the Underwriter prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     SECTION 2.     SALE AND DELIVERY TO UNDERWRITER; CLOSING.

     (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Selling Stockholder, at the price of $___ per share, the Shares.

     (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Latham & Watkins, 633 West Fifth Street, Los Angeles, California, or at such other place as shall be agreed upon by the Underwriter, the Selling Stockholder and the Company, at 7:00 A.M. (California time) on the third business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Selling Stockholder and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Selling Stockholder by wire transfer of immediately available funds to a bank account designated by the Selling Stockholder, against delivery to the Underwriter of one or more certificates representing the Shares.

     (c) DENOMINATIONS; REGISTRATION. Certificates for the Shares shall be in such denominations and registered in such names as the Underwriter may request in writing at least two full business days before the Closing Time. The certificates for the Shares will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (New York time) on the business day prior to the Closing Time.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with the Underwriter as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 434, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration

Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement, any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, the number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

     (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdictions as the Underwriter may request.

     (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (i) The Company will not, without the prior written consent of the Underwriter, sell, issue or otherwise transfer any shares of Common Stock for a period of 90 days from the date of this Agreement, other than (a) upon the exercise of options or other rights (including the 5% Convertible Notes due 2006 of the Company) to purchase such shares existing on the date of this Agreement,
(b) pursuant to employee and director benefit plans in existence on the date of this Agreement or (c) pursuant to bonafide offers to acquire or otherwise engage in a business combination with third parties.

     SECTION 4. PAYMENT OF EXPENSES. (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, (iv) the reasonable fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto and (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto. Notwithstanding the foregoing, the provisions of Section 4 of the Registration Rights Agreement, dated as of April 1, 1998 (the "Registration Rights Agreement"), by and among the Company and the Selling Stockholders shall remain in full force and effect.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Selling Stockholder shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy of the respective representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company, any subsidiary of the Company or the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus shall have been filed with the Commission in accordance with Rule 424(b) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) OPINIONS OF COUNSEL FOR COMPANY. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins, counsel for the Company, Cheryl L. Marsh, Vice President and Corporate Secretary for the Company,[Phelps Dunbar], special Louisiana gaming counsel for the Company, Schreck Morris, special Nevada gaming counsel for the Company and Brown, Michael & Carroll, special
New Jersey gaming counsel for the Company, Lathrop & Gage, special Missouri gaming counsel for the Company, Gibson, Dunn & Crutcher LLP, counsel for the Selling Stockholder, each in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7 hereto, respectively, and to such further effect as counsel for the Underwriter may reasonably request.

     (c) OPINION OF COUNSEL FOR UNDERWRITER. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, satisfactory to the Underwriter. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (d) OFFICERS' CERTIFICATE. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated by the Commission. The Underwriter shall have received a certificate of the Selling Stockholder, dated as of the Closing Time, to the effect that the representations and warranties in
Section 1(c) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and the Selling Stockholder has complied with all agreements and satisfied all conditions to be performed or satisfied on its part at or prior to the Closing Time.

     (e) ACCOUNTANT'S COMFORT LETTER. At the Closing Time, the Underwriter shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriter with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Selling Stockholder in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (g) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Stockholder at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     (h) LOCK-UP AGREEMENTS. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit B hereto signed by each of the executive officers and directors of the Company and by the Selling Stockholder.

     SECTION 6.     INDEMNIFICATION.

     (a) INDEMNIFICATION OF UNDERWRITER. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission that is (x) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (y) made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished the Underwriter with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of the Underwriter to the person asserting any such loss, liability, claim, damage or expense, if required by law to have been so delivered by the Underwriter, at or prior to the written confirmation of the sale of the Securities, and it shall be finally determined by a court of competent jurisdiction, in a judgment not subject to appeal or review, that the Prospectus (as so amended or supplemented) would have corrected such untrue statement or omission. Notwithstanding the provisions of this
Section 6, the provisions of Section 5 of the Registration Rights Agreement shall remain in full force and effect.

     (b)  INDEMNIFICATION BY THE SELLING STOCKHOLDER.  The Selling
Stockholder agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule
430A Information and any Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon, and in conformity with, written information relating specifically to such Selling Stockholder furnished to the Company by or on behalf of the Selling Stockholder expressly for use in the portion of the Registration Statement (or any amendment thereto) captioned "Selling Stockholder;" PROVIDED, HOWEVER, that (x) the liability of the Selling Stockholder under this Section 6(b), together with any liability to the Underwriter of the Selling Stockholder arising from or based upon a breach by the Selling Stockholder of its representations in this Agreement, shall be limited to an amount equal to the proceeds of the sale of Shares by the Selling Stockholder (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholder in connection with the registration and sale of the Shares) and (y) the foregoing indemnity provided under Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim or damage purchased such Shares if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented by the Company if the Company shall have furnished any amendments or supplements thereto) and a copy of the Prospectus (as so amended or supplemented), which at such time had been provided to the Underwriter for its use, shall not have been furnished to such person at or prior to the written confirmation of sale of such Shares to such person.

     (c) INDEMNIFICATION OF SELLING STOCKHOLDER, COMPANY, DIRECTORS AND OFFICERS. The Underwriter agrees to indemnify and hold harmless the Selling Stockholder, the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (d) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Underwriter, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) (ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.     CONTRIBUTION.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder and the total underwriting discount received by the Underwriter, bear to the purchase price of the Shares as set forth on such cover.

     The relative fault of the Company and Selling Stockholder on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and Selling Stockholder or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of the Selling Stockholder, the officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Shares to the Underwriter.

     SECTION 9.     TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Shares or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at [insert address], New York, New York [zip], attention of [insert name], with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, attention of Nicholas P. Saggese, Esq.; notices to the Company shall be directed to it at Hilton Hotels Corporation, 9336 Civic Center Drive, Beverly Hills, California 90210, attention of the General Counsel, with a copy to Latham & Watkins, 633 West 5th Street, Suite 4000, Los Angeles, California 90071, attention of Cynthia A. Rotell, and notices to the Selling Stockholder shall be directed to William Barron Hilton, 9336 Civic Center Drive, Beverly Hills, California 90210, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, attention of Peter F. Ziegler, Esq.

     SECTION 11. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Selling Stockholder and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Selling Stockholder and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Selling Stockholder and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of any Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 13. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter, the Selling Stockholder and the Company in accordance with its terms.

                                   Very truly yours,

                                   HILTON HOTELS CORPORATION


                                   By
                                        ----------------------------------------
                                           Thomas E. Gallagher
                                           Executive Vice President and
                                           General Counsel


                                   CHARITABLE REMAINDER
                                   UNITRUST, u/t/d MAY 8, 1989


                                   By
                                        ----------------------------------------
                                           William Barron Hilton
                                           Trustee

 CONFIRMED AND ACCEPTED,
     as of the date first above written:


[UNDERWRITER]


By  -----------------------------
             Authorized Signatory

                                                                 Exhibit A-1


                         FORM OF OPINION OF LATHAM & WATKINS


     (1) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

     (2) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (3) The Common Stock conforms in all material respects to the descriptions thereof incorporated by reference into the Registration Statement.

     (4) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

     (5) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, in each case as of their respective effective or issue dates (other than the financial statements and notes thereto, schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (6) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal, New York or California court or governmental authority or agency is legally required for the execution and delivery of the Purchase Agreement or in connection with the offering or sale of the Shares under the Purchase Agreement, other than those which have been obtained or those under the 1933 Act, the 1933 Act Regulations, which have been obtained, or as may be required under state securities or blue sky laws.

     (7) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").


                                        A-1-1

     Nothing has come to our attention that would lead us to believe that the Registration Statement or any posteffective amendment thereto (except for financial statements and notes thereto and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Registration Statement or any posteffective amendment thereto became effective or at the date of the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Such opinion may be limited to the federal laws of the United States, the internal laws of the States of New York and California, and the General Corporation Law of the State of Delaware.


                                        A-1-2

                                                                 Exhibit A-2


                          FORM OF OPINION OF CHERYL L. MARSH

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, operation or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

     (3) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, operation or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

     (4) The authorized issued and outstanding capital stock of the Company is as set forth in the Company's annual report on Form 10-K for the year ended December 31, 1997 (except for subsequent issuances, if any, pursuant to reservations, agreements or employee or director benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the (including the "Share") Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (5) To the best of my knowledge, no default exists and no event has occurred that with notice, lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Company or the Subsidiaries are a party or by which any of them is bound, which default is or would result in a Material Adverse Effect.


                                        A-2-1

     (6) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations.

     (7) To the best of my knowledge and except as disclosed in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations of the Company and its subsidiaries taken as a whole or the consummation of the transactions contemplated under the Purchase Agreement or the performance by the Company of its obligations thereunder.

     (8) All descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown. To the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (9) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (10) The documents incorporated by reference in the Prospectus (other than the financial statements and notes thereto, schedules and other financial data included in, incorporated by reference in or omitted therefrom, as to which I express no opinion), when they became effective or were filed


                                        A-2-2
with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     (11) To the best of my knowledge, other than the Selling Stockholder no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company, on the Registration Statement.

     (12) Each of the Company and the Subsidiaries has such Authorizations from all regulatory or governmental officials, bodies and tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to obtain such Authorizations would not have, singly or in the aggregate, a Material Adverse Effect.

     Nothing has come to my attention that would lead me to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and notes thereto, schedules and other financial data included therein or omitted therefrom, as to which I make no statement), at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which I make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Such opinion shall be limited to the federal laws of the United States and the internal laws of the State of California.


                                        A-2-3

                                                                 Exhibit A-3


                          FORM OF OPINION OF PHELPS DUNBAR


          1. The statements in the Form 10-K under the caption "Louisiana Gaming Laws," and the statements regarding the State of Louisiana and the Louisiana Gaming Control Board under the caption "Regulation and Licensing" are accurate in all material respects (except for financial data included therein or omitted therefrom, as to which counsel express no opinion); and we do not know of any legal or governmental proceedings in the State of Louisiana where the Company conducts, or proposes to conduct, gaming operations required to be described in the Form 10-K which are not described as required; and

          2. No facts have come to our attention that would lead us to believe that the statements referred to in paragraph 1 above contained, on the date of the Supplement, or contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they are made, not misleading.


                                        A-3-1

                                                                 Exhibit A-4


                          FORM OF OPINION OF SCHRECK, MORRIS


          1. The statements in the Form 10-K under the "Additional Information - Regulation and Licensing--Nevada Gaming Laws" heading (except for financial data included therein or omitted therefrom, as to which we express no opinion), have been reviewed by us and insofar as they constitute a summary of the statutes, laws and applicable regulations of the State of Nevada regarding gaming, they are accurate and correct in all material respects.

          2. Without assuming any responsibility for the accuracy, completeness or fairness of the information or statements contained in the Form 10-K under the "Additional Information--Regulation and Licensing--Nevada Gaming Laws" heading, at the time of the filing thereof and on the date of our opinion herein, such statements (except for financial data included therein or omitted therefrom, as to which we express no opinion) have been reviewed by us and insofar as they constitute a summary of the statutes, laws and applicable regulations of the State of Nevada regarding the casino industry and gaming, they contained and contain no untrue statements of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they were or are made, not misleading.

          3. Insofar as the following relate to the statutes, laws and applicable regulations of the State of Nevada regarding gaming, no authorization, approval, consent or license issued by any Nevada Gaming Authority or any other Nevada governmental body, agency or official is necessary in connection with the issuance of the Securities and the due authorization, execution, delivery and performance by the Company of the Purchase Agreement, except such as have been obtained and are in full force and effect, and except such as may be required (and as to which counsel need express no opinion) under Nevada state securities laws.

                                        A-4-1

                                                                 Exhibit A-5


                     FORM OF OPINION OF BROWN, MICHAEL & CARROLL


          1. The statements in the Form 10-K under the caption "New Jersey Gaming Laws" found under the heading "Regulation and Licensing," insofar as such statements as of the time such statements were made, constitute a summary of New Jersey State Statutes, Laws, Regulations, Legal and Governmental Proceedings of the State of New Jersey regarding the casino industry and gaming have been reviewed by us and are accurate in all material respects (except for financial data included therein or omitted therefrom, as to which we express no opinion); and we do not know of any legal or governmental proceedings in the State of New Jersey where the Company conducts, or proposes to conduct, gaming operations required to be described in the Prospectus which are not described as required.

          2. Without assuming any responsibility for the accuracy, completeness or fairness of the information or statements contained in the Form 10-K under the caption "New Jersey Gaming Laws" found under the heading "Regulation and Licensing," at the time of the filing thereof and on the date of our opinion herein, such statements (except for financial data included thereon or omitted therefrom, as to which we express no opinion) have been reviewed by us and insofar as they constitute a summary of the statutes, laws and applicable regulations of the State of New Jersey regarding the casino industry and gaming, they contained and contain no untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they were or are made, not misleading.

          3. Insofar as the following relate to the statutes, laws and applicable regulations of the State of New Jersey regarding the casino industry and gaming, no authorization, approval, consent or license issued by any New Jersey Gaming Authority or any other New Jersey governmental body, agency or official is necessary in connection with the sale of the Shares and the due authorization, execution, delivery and performance by the Company of the Purchase Agreement, except such as have been obtained and are in full force in effect, and except such as may be required under New Jersey state non-gaming-related securities laws.

                                        A-5-1

                                                                 Exhibit A-6


                          FORM OF OPINION OF LATHROP & GAGE


          1. The statements in the Form 10-K under the "Additional Information - Regulation and Licensing--Missouri Gaming Laws" heading (except for financial data included therein or omitted therefrom, as to which we express no opinion), have been reviewed by us and insofar as they constitute a summary of the statutes, laws and applicable regulations of the State of Missouri regarding the casino industry and gaming, they are accurate and correct in all material respects.

          2. Without assuming any responsibility for the accuracy, completeness or fairness of the information or statements contained in the Form 10-K under the "Additional Information--Regulation and Licensing--Missouri Gaming Laws" heading, at the time of the filing thereof and on the date of our opinion herein, such statements (except for financial data included therein or omitted therefrom, as to which we express no opinion) have been reviewed by us and insofar as they constitute a summary of the statutes, laws and applicable regulations of the State of Missouri regarding the casino industry and gaming, they contained and contain no untrue statements of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they were or are made, not misleading.

          3. Insofar as the following relate to the statutes, laws and applicable regulations of the State of Missouri regarding the casino industry and gaming, no authorization, approval, consent or license issued by any Missouri Gaming Authority or any other Missouri governmental body, agency or official is necessary in connection with the issuance of the Securities and the due authorization, execution, delivery and performance by the Company of the Purchase Agreement, except such as have been obtained and are in full force and effect, and except such as may be required under Missouri state securities laws.


                                        A-6-1

                                                                 Exhibit A-7


                              FORM OF OPINION OF COUNSEL
                             FOR THE SELLING STOCKHOLDER



          (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than the filing of the Registration Statement, the issuance of the order of the Commission declaring the Registration Statement effective, and such authorizations, approvals or consents as may be necessary under state securities and "blue sky" laws, and such as have been obtained or may be required under the laws and regulations of jurisdictions outside the United States in which the Shares are offered, or by the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriter of the Shares, as to which we need express no opinion) is necessary or required to be obtained by the Selling Stockholder for the performance by the Selling Stockholder of its obligations under the Purchase Agreement or in connection with the offer, sale or delivery of the Shares.

          (ii) The execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Shares and the consummation of the transactions contemplated in the Purchase Agreement, and in the Registration Statement and compliance by the Selling Stockholder with its obligations under the Purchase Agreement have been duly authorized by the Selling Stockholder, and to our knowledge, do not and will not, whether with or without giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares or any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Selling Stockholder is a party or by which it may be bound, or to which any of the property or assets of the Selling Stockholder may be subject, nor will such action result in any violation of the provisions of the organizational documents of the Selling Stockholder, if applicable, or any law, administrative regulation, or to our knowledge, any judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Stockholder or any of its properties.

          (iii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.


                                        A-7-1

          (iv) To the best of our knowledge such parts of the Registration Statement and the Prospectus comprising information under the caption "Selling Stockholder" which specifically relate to the Selling Stockholder are accurate in all material respects at the date the Registration Statement became effective and at the date of the Prospectus.


                                        A-7-2

                                                                      Exhibit B


                                                                  April __, 1998

[Underwriter]

               Re:  SALE OF 24,000,000 SHARES OF COMMON STOCK
                    OF HILTON HOTELS CORPORATION

Dear Sirs:

          The undersigned, an executive officer of/a director of/a stockholder of Hilton Hotels Corporation, a Delaware corporation (the
"Company"), understands that [            ] (the "Underwriter") proposes to
enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Charitable Remainder Unitrust u/d/t may 8, 1989 (the "Trust") providing for the sale to the Underwriter of up to 24,000,0000 of shares of the Company's common stock, par value $2.50 per share (the "Common Stock") owned by the Trust. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, directly or indirectly, without the prior written consent of the Underwriter, (i) offer, pledge (other than a pledge to a lending institution as collateral or security for a bona fide loan), sell contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; PROVIDED, HOWEVER, that the undersigned may without such consent (a) exercise any outstanding stock options granted pursuant to existing employee and director benefit plans of the Company and sell the shares granted upon such exercise, (b) in connection with bona fide offers to acquire or otherwise engage in a business combination between the Company and any third party, transfer, dispose of, grant any option or enter into any agreement with respect to, the transfer, sale or other disposition of shares of Common Stock, and (c) with prior notice to the Underwriter, make (x) bona fide gifts to persons, or (y) make transfers or sales to affiliates of the undersigned, in each case under this clause (c) who agree in writing with the Underwriter to be bound by the provisions of this letter.

          If for any reason the Purchase Agreement shall be terminated prior to the Closing Time (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

                                             Very truly yours,


                                             Signature:
                                                       ------------------------
                                             Print Name:
                                                        -----------------------


                                         B-2